POWER OF ATTORNEY
	For Executing Forms 3, 4 and 5

Know all by
these
presents, that the undersigned hereby revokes any previously executed Power of Attorney executed for the purposes stated below and constitutes and appoints Mark M. McMillin and Randy J. Martinez, his true and lawful attorney-in-fact to:

1.	Execute for and on behalf of
the undersigned
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder.

2.	Do
and perform any
and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form
3, 4 or 5 and the
timely filing of such form with the United States
Securities and Exchange
Commission and any other authority; and


3.	Take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.


The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Act of 1934.


IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed on this 17th day of April 2006.




/s/	Michael W. Towe